Exhibit 99.1

Solventum Reports First Quarter 2024 Financial Results and Capital Allocation Update

•Completed spin-off from 3M and began trading on April 1, 2024
•Reported sales increased 0.2% to $2.016 billion, organic sales increased 0.9%
•GAAP Earnings Per Share (EPS) of $1.37; adjusted EPS1 of $2.08
•Generated $442 million of cash from operations; free cash flow1 of $340 million
•Reaffirms full-year 2024 guidance

ST. PAUL, Minn., May 9, 2024 /PRNewswire/ – Solventum (NYSE: SOLV) today reported carve out financial results for the first quarter ended March 31, 2024.

"As a newly independent company, we have an incredible opportunity to create significant value for our shareholders over time as we position our company for long-term success," said Bryan Hanson, chief executive officer, Solventum. "With the recent spin-off, Solventum is better positioned to pursue tailored capital allocation plans and more targeted business strategies to accelerate growth and deliver value for our customers, investors and employees.”

First quarter 2024 financial results:

3 months ended March 31, 2024 (Millions of dollars, except per share amounts)	GAAP	non-GAAP[1]
Sales	$2,016	$2,016
Operating income	$381	$484
Operating income margin	18.9%	24.0%
Earnings Per Share (EPS)	$1.37	$2.08
Cash from operations/Free cash flow[1]	$442	$340

Solventum’s historical financials reported in the Form 10 and Q1 2024 financials in this release and the Form 10-Q to be filed are prepared as a carve-out of 3M. This basis of presentation is different than what has been reported in 3M’s historical consolidated results for the Health Care segment. Starting in Q2 2024, Solventum will report its results as a stand-alone company instead of on a carve-out basis.

Organic sales growth1 benefited from the annualization of 2023 pricing actions, partially offset by lower volumes. Additionally, organic sales growth in the Purification and Filtration segment included a benefit from the timing of customer orders in Q1 2024. Operating income and adjusted operating income increased due to higher gross profit associated with the 2023 pricing actions, partially offset by an increase in operating expenses related to public company and functional stand-up costs.

1 Represents non-GAAP financial measure; see the “Non-GAAP Financial Measures” section for applicable information.

Segment Sales:
	Three months ended March 31,
	2024	2023	Sales Change 2024 vs 2023
(Dollars in millions)	Net Sales	Net Sales	Total Sales Change	Translation	Divestiture	Organic Sales
MedSurg	$1,119	$1,123	(0.4)%	(0.5)%	—%	0.1%
Dental Solutions	335	341	(1.8)	(0.4)	(1.8)	0.4
Health Information Systems	317	316	0.3	—	—	0.3
Purification and Filtration	245	231	6.1	(0.6)	—	6.7
Total Company	$2,016	$2,011	0.2%	(0.4)%	(0.3)%	0.9%

Capital Allocation Update
As communicated during the recent Investor Day, Solventum intends to prioritize debt paydown for approximately the next 24 months and has decided not to pay a cash dividend on its common stock or authorize the repurchase of shares at this time. The company will continue to assess its capital allocation plans for potential future actions.

Full-Year 2024 Guidance
Solventum reaffirms its full-year 2024 guidance:
•Organic revenue growth of -2% to 0%
•Adjusted EPS of $6.10 to $6.40
•Free cash flow of $700M to $800M

Additional Considerations:
•Solventum expects a waning benefit from pricing for the remainder of 2024 and a return to a normalized pricing environment.
•The SKU rationalization project discussed at Investor Day is expected to begin impacting financials in the second half of 2024 and continue into 2025 and 2026.
•Solventum now expects an unfavorable impact from foreign exchange of ~50bps on reported sales for the full year 2024.
•3M supply agreement mark-up started on April 1, 2024, and Solventum anticipates impact to the income statement to begin largely in the second half of 2024.
•Stand-up functional expenses are expected to ramp up for the remainder of 2024.

Organic revenue, adjusted EPS and free cash flow amounts included in Solventum’s full-year guidance are non-GAAP financial measures. Solventum does not provide reconciliations of the forward-looking non-GAAP financial measures set forth above to the respective GAAP metrics as it is unable to predict with reasonable certainty and without unreasonable effort certain items, such as the impact of changes in currency exchange rates, impacts associated with business acquisitions or divestitures, timing and magnitude of restructuring activities, among other items.

Solventum’s full-year 2024 guidance is based on Q1 2024 3M carve-out financial information and expected results for the remainder of the year as a stand-alone company, starting April 1, 2024.

See the "Non-GAAP Financial Measures" section for explanations of our non-GAAP financial measures.

Upcoming Investor Conferences
Solventum executives expect to participate in the Bank of America Merrill Lynch Healthcare Conference 2024 in Las Vegas, Nevada on Tuesday, May 14, 2024 at 5:00 p.m. PDT / 8:00 p.m. EDT.

This event will be webcast live and a replay will be available on the company’s website:

https://investors.solventum.com.

Forward Looking Statement
This news release contains forward-looking information about Solventum's financial results and estimates and business prospects that involve substantial risks and uncertainties. In particular, statements regarding the future performance of Solventum, including guidance for 2024, are forward-looking statements. You can identify these statements by the use of words such as "anticipates," "believes," "could," "estimates," "expects," "forecasts," "goal," "guidance," "intends," "may," "outlook," "plans," "projects," "seeks," "sees," "should," "targets," "will," "would," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic, political, regulatory, international, trade and geopolitical conditions, natural disasters, war, public health crises, and other events beyond Solventum's control; (2) operational execution risks; (3) damage to Solventum's reputation or its brands; (4) risks from acquisitions, strategic alliances, divestitures and other strategic events; (5) Solventum's business dealings involving third-party partners in various markets; (6) Solventum's ability to access the capital and credit markets and changes in Solventum's credit ratings; (7) exposure to interest rate and currency risks; (8) the highly competitive environment in which Solventum operates and consolidation in the healthcare industry; (9) reduction in customers' research budgets or government funding; (10) the timing and market acceptance of Solventum's new product and service offerings; (11) ongoing working relationships with certain key healthcare professionals; (12) changes in reimbursement practices of governments or private payers or other cost containment measures; (13) Solventum's ability to obtain components or raw materials supplied by third parties and other manufacturing and related supply chain difficulties, interruptions, and disruptive factors; (14) legal and regulatory proceedings and legal compliance risks (including third-party risks) with regards to antitrust, FCPA and other anti-bribery laws, environmental laws, anti-kickback and false claims laws, privacy laws, product liability claims, tax laws, and other laws and regulations in the United States and other countries in which Solventum operates; (15) potential liabilities related to per-and polyfluoroalkyl substances; (16) risks related to the highly regulated environment in which Solventum operates; (17) climate change and measures to address climate change; (18) security breaches and other disruptions to information technology infrastructure; (19) Solventum's failure to obtain, maintain, protect, or effectively enforce its intellectual property rights; (20) pension and postretirement obligation liabilities; (21) any events that adversely affect the sale or profitability of one of Solventum's key products or the revenue delivered from sales to its key customers; (22) any failure by 3M Company ("3M") to perform any of its obligations under the various separation agreements entered into in connection with the separation of Solventum from 3M and distribution (the "Separation"); (23) any failure to realize the expected benefits of the Separation; (24) a determination by the IRS or other tax authorities that the Separation or certain related transactions should be treated as taxable transactions; (25) indebtedness incurred in the financing transactions undertaken in connection with the Separation and risks associated with additional indebtedness; (26) the risk that incremental costs of operating on a standalone basis (including the loss of synergies), costs of restructuring transactions and other costs incurred in connection with the Separation will exceed Solventum's estimates; and (27) the impact of the Separation on Solventum's businesses and the risk that the Separation may be more difficult, time-consuming or costly than expected, including the impact on Solventum's resources, systems, procedures and controls, diversion of management's attention and the impact on relationships with customers, suppliers, employees and other business counterparties.

Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located under "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors" in the Information Statement included in the registration statement on Form 10 filed by Solventum with the Securities and Exchange Commission in connection with the spin-off. Solventum assumes no obligation to update any forward-looking statements discussed herein as a result of new information or future events or developments.

Non-GAAP Financial Measures
In addition to reporting financial results in accordance with U.S. GAAP, Solventum also provides non-GAAP measures that we use, and plan to continue using, when monitoring and evaluating operating performance and measuring cash available to invest in our business. The adjusted measures are not in accordance with, nor are they a substitute for, GAAP measures. These non-GAAP financial measures are supplemental measures of our performance and our liquidity that we believe help investors understand our underlying business performance and Solventum uses these measures as an indication of the strength of Solventum and its ability to generate cash.

Solventum calculates forward-looking non-GAAP financial measures, including organic revenue growth, adjusted operating income, adjusted operating income margin, adjusted earnings per share, and free cash flow based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. Solventum does not provide reconciliations of these forward-looking non-GAAP financial measures to the respective GAAP metrics as it is unable to predict with reasonable certainty and without unreasonable effort certain items such as the impact of changes in currency exchange rates, impacts associated with business acquisitions or divestitures, timing and magnitude of restructuring activities, among other items. The timing and amounts of these items are uncertain and could have a material impact on Solventum’s results in accordance with GAAP.

The Q1 2024 financial statements and financial information, including reconciliations of non-GAAP financial measures and certain prior period reconciliations, are available on Solventum’s website: https://investors.solventum.com.
About Solventum
At Solventum, we enable better, smarter, safer healthcare to improve lives. As a new company with a long legacy of creating breakthrough solutions for our customers' toughest challenges, we pioneer game-changing innovations at the intersection of health, material and data science that change patients' lives for the better — while empowering healthcare professionals to perform at their best. See how at Solventum.com.

Solventum Investor Contact:
Kevin Moran
investors@solventum.com

Solventum Media Contact:
Michele Rest
news@solventum.com

Solventum Corporation
CONDENSED COMBINED STATEMENTS OF INCOME
(Dollars in millions, except per-share amounts)
(Unaudited)

	Three months ended March 31,
	2024	2023
Net sales of product	$1,553	$1,550
Net sales of software and rentals	463	461
Total net sales	2,016	2,011
Cost of product	725	752
Cost of software and rentals	119	122
Gross profit	1,172	1,137
Selling, general and administrative expenses	596	577
Research and development expenses	195	195
Total operating expenses	1,635	1,646
Operating income	381	365
Interest expense, net	39	—
Other expense (income), net	13	2
Income before income taxes	329	363
Provision for income taxes	92	70
Net Income	$237	$293

Earnings per share:
Basic earnings per share	$1.37	$1.70
Diluted earnings per share	$1.37	$1.70
Weighted-average number of share outstanding:
Basic	172.7	172.7
Diluted	172.7	172.7

Solventum Corporation
CONDENSED COMBINED BALANCE SHEETS
(Dollars in millions)
(Unaudited)

	March 31,	December 31,
(Millions)	2024	2023
Assets
Current assets
Cash and cash equivalents	$996	$194
Receivables — net of allowances of $86 and $82	1,220	1,313
Inventories
Finished goods	490	453
Work in process	171	171
Raw materials and supplies	240	233
Total inventories	901	857
Other current assets	242	155
Total current assets	3,359	2,519
Property, plant and equipment — net	1,491	1,457
Goodwill	6,468	6,535
Intangible assets — net	2,810	2,902
Other assets	583	530
Total assets	$14,711	$13,943
Liabilities
Current liabilities
Accounts payable	$587	$477
Unearned revenue	566	574
Other current liabilities	701	677
Total current liabilities	1,854	1,728
Long-term debt	8,303	—
Pension and postretirement benefits	321	166
Deferred income taxes	211	231
Other liabilities	171	152
Total liabilities	10,860	2,277

Equity
Net parent investment	4,809	12,003
Accumulated other comprehensive income (loss) — net	(958)	(337)
Total equity	3,851	11,666
Total liabilities and equity	$14,711	$13,943

Solventum Corporation
CONDENSED COMBINED STATEMENTS OF CASH FLOWS
(Dollars in millions)
(Unaudited)

	Three months ended March 31,
(Millions)	2024	2023
Cash Flows from Operating Activities
Net income	$237	$293
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	139	145
Postretirement benefit plan expense	9	10
Stock-based compensation expense	4	18
Deferred income taxes	(25)	(34)
Changes in assets and liabilities
Accounts receivable	78	32
Inventories	(52)	(6)
Accounts payable	115	26
All other operating activities	(63)	25
Net cash provided by operating activities	442	509

Cash Flows from Investing Activities
Purchases of property, plant and equipment	(102)	(65)
Net cash used in investing activities	(102)	(65)

Cash Flows from Financing Activities
Net transfers to 3M	(7,851)	(460)
Proceeds from long-term debt, net of issuance costs	8,303	—
Other — net	10	(2)
Net cash provided by (used in) financing activities	462	(462)

Effect of exchange rate changes on cash and cash equivalents	—	—

Net increase (decrease) in cash and cash equivalents	802	(18)
Cash and cash equivalents at beginning of year	194	61
Cash and cash equivalents at end of period	$996	$43

Solventum Corporation
SALES CHANGE ANALYSIS
(Dollars in millions)
(Unaudited)

Sales Change Analysis By Geographic Area:
	Three months ended March 31, 2024
	United States	International	Worldwide
Net sales (millions)	$1,116	$900	$2,016
% of worldwide sales	55.4%	44.6%	100.0%
Total sales change	1.2%	(0.9)%	0.2%
Translation	—	(0.9)	(0.4)
Divestitures	—	(0.7)	(0.3)
Organic sales	1.2%	0.7%	0.9%
1Total sales change is calculated based on reported sales results. The components of sales change include organic local-    currency sales, acquisitions, divestitures, and translation. Organic local-currency sales include both organic volume impacts (which excludes acquisition and divestiture impacts) and selling price changes. Acquisition and divestiture impacts are measured separately for the first 12 months post-transaction.

Solventum Corporation
BUSINESS SEGMENTS
(Unaudited)
Operating segments include components of an enterprise where separate financial information is available that is evaluated regularly by the Company’s Chief Operating Decision Maker (“CODM”) for the purpose of assessing performance and allocating resources. The Company’s CODM is its Chief Executive Officer. The Company's operating activities are managed through four operating segments: MedSurg, Dental Solutions, Health Information Systems, and Purification and Filtration. There have been no changes to the composition of the segments or to financial information reported within each of the business segments. These segments have been identified based on the nature of the products sold and how the Company manages its operations. Transactions among reportable segments are recorded at cost. No operating segments have been aggregated to form reportable segments.

Corporate and Unallocated includes amortization of acquired intangible assets, restructuring related charges, costs or benefits from the capitalization of manufacturing variances and other net costs that the Company chose not to allocate directly to its business segments. Because Corporate and Unallocated includes a variety of miscellaneous items, it is subject to fluctuation on a quarterly and annual basis. Business segment operating income is reconciled to total operating income below:

BUSINESS SEGMENT INFORMATION
	Three months ended March 31, 2024			Three months ended March 31, 2023

(Dollars in millions)	Net Sales	Operating Income	Operating Margin %	Net Sales	Operating Income	Operating Margin %
MedSurg	$1,119	$221	19.7%	$1,123	$253	22.5%
Dental Solutions	335	110	32.8	341	111	32.6
Health Information Systems	317	101	31.9	316	94	29.7
Purification and Filtration	245	39	15.9	231	36	15.6
Total business segment operating income		$471			$494
Corporate and Unallocated:
Amortization expense		$(87)			$(92)
Other Corporate and Unallocated		(3)			(37)
Total Corporate and Unallocated		(90)			(129)
Total Company	$2,016	$381	18.9%	$2,011	$365	18.2%

Solventum Corporation
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES
(Unaudited)
In addition to reporting financial results in accordance with U.S. GAAP, the Company use non-GAAP financial measures to supplement the financial measures prepared in accordance with U.S. GAAP. These include (1) Adjusted operating income, and adjusted operating income margin, (2) Adjusted earnings per share, and (3) Free cash flow. Managements believe that these non-GAAP financial measures are useful in evaluating current performance and focusing management on our underlying operational results.
There are limitations to the use of the non-GAAP financial measures presented in this information statement. These non-GAAP financial measures are not prepared in accordance with U.S. GAAP nor do they have any standardized meaning under U.S. GAAP. In addition, other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to such similarly titled non-GAAP financial measures used by other companies. Management cautions you not to place undue reliance on these non-GAAP financial measures, but instead to consider them with the most directly comparable U.S. GAAP measure. These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation. These non-GAAP financial measures should be considered supplements to, not substitutes for, or superior to, the corresponding financial measures calculated in accordance with U.S. GAAP.
The tables below reconcile our non-GAAP financial measures to the nearest financial measure that is in accordance with U.S. GAAP for the periods presented.

Adjusted Operating Income, Adjusted Operating Income Margin and Adjusted Earnings Per Share (Non-GAAP measures)

Adjusted operating income and adjusted operating income margin are not defined under U.S. GAAP. Therefore, they should not be considered a substitute for earnings data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. Solventum defines adjusted operating income as operating income excluding the effects of amortization, restructuring costs, and spin-off and separation-related costs. Adjusted operating income margin is adjusted operating income divided by the U.S GAAP measure total net sales for the same period. The Company believes adjusted operating income and adjusted operating income margin provide investors with visibility into the Company's unleveraged, pre-tax operating results and reflects underlying financial performance. However, adjusted operating income should not be construed as inferring that the Company’s future results will be unaffected by the items for which the measure adjusts.

Adjusted earnings per share is not defined under U.S. GAAP. Therefore, it should not be considered a substitute for earnings data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. Solventum defines adjusted earnings per share as net income excluding the after-tax effects of amortization, restructuring costs, spin-off and separation-related costs, and legal entity restructuring costs. The Company believes adjusted earnings per share provides investors with improved comparability of underlying operating results and a further understanding and additional transparency regarding how the Company evaluate the business. However, adjusted earnings per share should not be construed as inferring that the Company’s future results will be unaffected by the items for which the measure adjusts.

Solventum Corporation
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)

	Three months ended March 31, 2024
(Dollars in millions, except per share amounts)	Net sales	Cost of Sales[1]	Gross Margin %	Operating Income	Operating Income Margin %	Non-Operating Expense (Income), net[2]	Income Before Income Taxes	Net Income Attributable to Solventum	Diluted EPS	Effective Tax Rate
GAAP	$2,016	$844	58.1%	$381	18.9%	$52	$329	$237	$1.37	28.0%
Non-GAAP Adjustments:
Amortization of acquisition-related intangible assets				87	4.3		87	73	0.42	16.1%
Restructuring costs (a)		(1)	0.1	9	0.5		9	6	0.04	33.3%
Spin-off and separation-related costs (b)				7	0.3	(12)	19	16	0.09	15.8%
Legal entity restructuring (c)							—	27	0.16	—%
Non-GAAP	$2,016	$843	58.2%	$484	24.0%	$40	$444	$359	$2.08	19.1%

	Three months ended March 31, 2023
(Dollars in millions, except per share amounts)	Net sales	Cost of Sales[1]	Gross Margin %	Operating Income	Operating Income Margin %	Non-Operating Expense (Income), net[2]	Income Before Income Taxes	Net Income Attributable to Solventum	Diluted EPS	Effective Tax Rate
GAAP	$2,011	$874	56.5%	$365	18.2%	$2	$363	$293	$1.70	19.3%
Non-GAAP Adjustments:
Amortization of acquisition-related intangible assets				92	4.6		92	77	0.45	16.3%
Restructuring costs (a)		(1)	0.1	9	0.4		9	8	0.04	11.1%
Non-GAAP	$2,011	$873	56.6%	$466	23.2%	$2	$464	$378	$2.19	18.5%
__________________
(a)Consists of severance associated with restructuring programs.
(b)Consists of costs specifically incurred in connection with the separation from 3M.
(c)Consists of tax impacts for legal entity restructuring in connection with the separation from 3M.

1Cost of sales is the combination of cost of product and cost of software and rental line items from the Condensed Combined Statements of Income and represents the total company cost of sales.
2 Non-operating expense (income), net is the combination of interest expense, net and other expense (income), net line items from the Condensed Combined Statements of Income and represents the total company non-operating expense.

Solventum Corporation
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)

Free Cash Flow (non-GAAP measure):
Free cash flow is not defined under U.S. GAAP. Therefore, it should not be considered a substitute for income or cash flow data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The Company defines free cash flow as net cash provided by operating activities less purchases of property, plant and equipment. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The Company believes free cash flow is meaningful to investors as it is a useful measure of liquidity and the Company uses these measures as an indication of the strength of the Company and its ability to generate cash. Free cash flow varies across quarters throughout the year. Below find a recap of free cash flow.

	Three months ended March 31,
Major GAAP Cash Flow Categories (dollars in millions)	2024	2023
Net cash provided by operating activities	$442	$509
Net cash used in investing activities	(102)	(65)
Net cash provided by (used in) financing activities	462	(462)

Free Cash Flow (non-GAAP measure) (dollars in millions)
Net cash provided by operating activities	$442	$509
Purchases of property, plant and equipment	(102)	(65)
Free cash flow*	$340	$444
__________________
*Non-GAAP financial measure.